Exhibit 10.30.3

THIRD AMENDED AND RESTATED
MASTER SUB-ADVISORY AGREEMENT
This Third Amended and Restated Master Sub-Advisory Agreement (this “Agreement”), effective as of October 1, 2019 (the “Effective Date”), is entered into by and among Athene Asset Management LLC, a Delaware limited liability company (the “Investment Manager”), Apollo Capital Management, L.P., a Delaware limited partnership (“ACM”), Apollo Global Real Estate Management, L.P., a Delaware limited partnership (“AGREM”), ARM Manager LLC, a Delaware limited liability company (“ARM”), Apollo Longevity, LLC, a Delaware limited liability company (“ALL”) and Apollo Emerging Markets, LLC, a Delaware limited liability company (“AEM”, and, together with ACM, AGREM, ARM, ALL and any other sub-advisors as may be appointed from time to time pursuant to Section 1(b) below, the “Sub-Advisors”).
WHEREAS, the Investment Manager serves as investment manager to one or more accounts as may be designated by certain insurance companies (each a “Company”) from time to time and set forth on Schedule 1 attached hereto (as amended in accordance with Section 1(c) hereof), as subject to the Investment Manager’s management, pursuant to the Investment Management Agreement set forth opposite each Company’s name on Schedule 1 (each, an “Investment Management Agreement”), with authority to delegate its investment advisory obligations thereunder to one or more sub-advisors;
WHEREAS, the Investment Manager and the Sub-Advisors previously entered into that certain Second Amended and Restated Master Sub-Advisory Agreement, effective as of January 1, 2015 (as amended or modified from time to time prior to the date hereof, the “Prior Agreement”) upon the terms and conditions set forth in the Prior Agreement, to sub-advise an investment portfolio of one or more of such Company accounts (the portion of the accounts sub-advised by a Sub-Advisor, together with all additions, substitutions and alterations thereto, are individually referred to as an “Account” and, collectively, referred to herein as the “Accounts”); and
WHEREAS, the Investment Manager and the Sub-Advisors desire to amend and restate the Prior Agreement, among other things, to incorporate herein the fee structure set forth in Schedule 2, on the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:
1.    Appointment of Sub-Advisors.
(a)    From time to time, as the Investment Manager and the applicable Sub-Advisors shall agree, the Investment Manager may designate and appoint one or more Sub-Advisors (acting individually or jointly as the parties may agree), on the terms and subject to the conditions set forth herein, as a sub-investment advisor for one or more Accounts with authority, (i) if such mandate is a discretionary mandate, to invest and reinvest funds and assets in the applicable Account or Accounts on a discretionary basis, subject to this Agreement and applicable investment guidelines and mandates (as such investment guidelines and/or mandate may be changed from time to time by the Investment Manager in writing (which writing may be by electronic mail (each as updated from time to time, a “Mandate”)), and (ii) if such Mandate is a non-discretionary mandate, to make recommendations to the Investment Manager with respect to the investment and reinvestment of the funds and assets of such Account or Accounts subject to the approval of the Investment Manager in its sole discretion. Each Sub-Advisor of any Mandate hereunder (or any of them as the case may be) hereby accepts such appointment, as applicable. The Sub-Advisors hereby acknowledge and agree that the Mandates are designed to permit the Investment Manager to comply with its own obligations and therefore the Mandates may be modified from time to time by the Investment Manager without consent of the Sub-Advisors, provided, however that to the extent that any such modifications would reduce the fee rates payable in respect of sub-advised assets hereunder, impose additional material obligations or burdens on such Sub-Advisor or result in the Sub-Advisor bearing additional non-deminimis costs and expenses that are not otherwise reimbursed hereunder, the Sub-Advisor’s consent shall be required in respect of any such change (which consent shall not be unreasonably withheld, conditioned or delayed).
(b)    The Investment Manager and one or more Sub-Advisors may execute an addendum to this Agreement to add additional Sub-Advisers to this Agreement or to modify the terms of this Agreement as they may apply to a specific Sub-Advisor or specific assets or asset classes (each such Addendum, including any schedules thereto, an “Addendum”). The parties intend that each Addendum shall be substantially in the form of the Master Sub-Advisory Agreement Addendum attached hereto as Exhibit A or as otherwise may be agreed upon among the applicable parties.
(c)    From time to time, the Investment Manager may designate and appoint additional sub-advisors for one or more Accounts with authority to make recommendations to the Investment Manager with respect to the investment and reinvestment of the funds and assets of such Account or Accounts. Any such designation and appointment shall be effective upon the execution by the Investment Manager and such additional sub-advisor(s) of an Addendum setting forth the terms of the sub-advisory services to be provided by such sub-advisor(s). Following the execution of any such Addendum, each such additional sub-advisor shall be deemed to be a Sub-Advisor for all purposes of this Agreement.
(d)    Within a reasonable time after the appointment or termination of any Sub-Advisor with respect to any particular Company, and after the execution of each Addendum, if any, Schedule 1 attached hereto shall be amended to reflect such appointment (by addition to such Schedule) or termination (by deletion from such Schedule), as the case may be, it being understood that Schedule 1 is solely for the convenience of the parties and shall not be evidence of, or precondition for, any such appointment or termination.

(e)    The Sub-Advisors agree that any discretionary Mandate may be changed and/or converted to a non-discretionary mandate at any time or, without limiting Section 7 below, terminated at any time upon thirty days prior written notice of the Investment Manager and that Schedule 1 may be amended from time to time by the Investment Manager upon written notice to the Sub-Advisors for the purpose of adding additional insurance companies and/or accounts thereto, and, following any such amendment, (i) each such additional insurance company shall be deemed to be a Company for all purposes of this Agreement and (ii) each such additional account shall be deemed to be an Account for all purposes of this Agreement.
2.    Management Services; Duties of and Restrictions on Sub-Advisors.
(a)    For the avoidance of doubt and without limiting the generality of the powers conferred upon it by Section 1, the Sub-Advisors shall be responsible for facilitating execution (through third party brokers or other agents or as otherwise permitted hereby) of any approved investment recommendations in accordance with this Agreement and any instructions provided by the Investment Manager. For the avoidance of doubt, to the extent that the Mandate is a non-discretionary mandate, the Sub-Advisors (i) shall be responsible for making recommendations for the investment and reinvestment of the assets of each Account, and the Investment Manager shall approve or decline such recommendations in its sole discretion and (ii) may only execute (or facilitate execution of) transactions in an Account pursuant to this Agreement with the prior consent of the Investment Manager.
(b)    The Investment Manager shall be responsible for ensuring that any transaction approved by the Investment Manager and any transaction entered into under a discretionary mandate is permissible under applicable Mandate (including, without limitation any investment guidelines) agreed upon between the Investment Manager and the applicable Company.
(c)    In the case of a non-discretionary Mandate, where the prior consent of the Investment Manager is required prior to the Sub-Advisor taking any action under this Agreement, the Investment Manager’s written or verbal consent (including consent by electronic mail) shall suffice, unless the this Agreement, an applicable Addendum or the applicable Mandate expressly requires the Investment Manager’s consent in writing, in which case only the signed consent of the Investment Manager shall suffice. Where verbal consent for a particular trade is given by the Investment Manager, and provided that the applicable Sub-Advisor provides normal documentary evidence of such trade on the trade date (i.e., via trade ticket, trade confirmation, trade blotter excerpt or similar means provided in the normal course), the Investment Manager’s consent with respect to such trade shall be deemed evidenced by the absence of the Investment Manager’s objection to such trade in writing (including by electronic mail) prior to the earlier of (i) the close of business on the second business day following the trade date and (ii) the settlement date.
(d)    Subject to the other provisions of this Agreement, including, without limitation, Sections 2(a), 2(j) and the applicable Mandate(s), the Sub-Advisors have authority: (i) to buy, sell, sell short, hold and trade, on margin or otherwise and in or on any market or exchange within or outside the United States or otherwise, securities convertible into preferred or common stock of domestic and foreign issuers, debt securities of domestic and foreign governmental issuers (including federal, state and municipal issuers) and domestic and foreign corporate issuers, investment company securities, money-market securities, partnership interests, mortgage- and asset- backed securities (including, without limitation, collateralized loan obligations and other collateralized debt obligations), foreign currencies and currency forwards, futures contracts and options thereon, bank and debtor-in-possession loans, trade receivables, repurchase and reverse repurchase agreements, commercial paper, other securities, futures and derivatives (including interest rate and currency swaps, swaptions, caps, collars and floors), rights and options on all of the foregoing and other investments, assets or property; and (ii) to effect such other investment transactions involving the assets in an Account’s name and solely for such Account, including without limitation, to execute swap, futures, options and other agreements with counterparties. Without the prior written consent of the Investment Manager, the Sub-Advisor shall not open or close any accounts on a Company’s behalf.
(e)    With respect to each Account advised by such Sub-Advisor, such Sub-Advisor will have the authority to exercise any voting rights relating to assets of such Account. Upon receipt of the Investment Manager’s prior verbal or written consent (if required under the applicable non-discretionary Mandate), each Sub-Advisor shall be authorized to exercise rights, options, warrants, conversion privileges, and redemption privileges, and to tender securities pursuant to a tender offer, in each case, with respect to such Account. Each Sub-Advisor shall have the authority to exercise, on behalf of each Account managed by such Sub-Advisor, all rights, remedies and obligations associated with assets held in such Account. Each Sub-Advisor shall have the authority to execute trade confirmations, trade tickets, purchase orders, assignment agreements, engagement letters, amendments, forbearance agreements and all other documents related to the purchase, sale, amendment, restructuring or insolvency of assets of an Account managed by such Sub-Advisor; provided that, in the case of a non-discretionary Mandate, any exercise of such authority which would result in a conversion (including, without limitation, a conversion into a different asset) or transfer of an asset, shall be subject to the prior verbal or written consent of the Investment Manager.
(f)    Subject to each respective Investment Management Agreement with respect to each Account, the Investment Manager may rebalance or reallocate assets among such Account in its discretion (or between the Accounts and any other accounts of any Company or other clients of the Investment Manager sub-advised by any Sub-Advisor).
(g)    The Sub-Advisors (or any of them as the case may be) will reasonably cooperate with the Investment Manager to the limited extent necessary for the Investment Manager to perform such ongoing due diligence reasonably relating to each Account and the Sub-Advisors as the Investment Manager reasonably deems necessary or advisable, provided, that such cooperation shall be at no cost or expense to the Sub-Advisors and any cost or expense associated therewith shall be paid by the Investment Manager.

(h)    No Sub-Advisor may retain any sub-advisors or otherwise delegate any of its obligations under this Agreement with respect to each Account managed by such Sub-Advisor without the prior written consent of the Investment Manager; provided that each Sub-Advisor may delegate any of its obligations to its affiliates without the prior consent of the Investment Manager. To the extent specified in a Mandate, the Sub-Advisor shall also manage and oversee certain other sub-advisors of the Investment Manager as specified in the Mandate as if such sub-advisor had been delegated authority hereunder (“Third Party Sub-Advisors”). Notwithstanding any such delegation permitted pursuant to this Section 2(f), such Sub-Advisor shall remain responsible to the Investment Manager for such Sub-Advisor’s obligations hereunder with respect to such Company’s Account.
(i)    With the written consent of the Investment Manager, each Sub-Advisor shall have the authority to engage such attorneys, accountants and other professionals or advisors as may be necessary or advisable in the discharge of its duties and obligations under this Agreement.
(j)    Unless otherwise allowed by an Addendum with respect to a particular Company, none of the Sub-Advisors shall enter into, whether in the name, and on behalf, of any Company or otherwise, any over-the-counter, exchange-traded and other derivative transactions (including any and all contracts or agreements related thereto and including for purposes of hedging) in respect of any Accounts without the prior written consent of the Investment Manager (which written consent may be conveyed via electronic mail).
(k)    None of the Sub-Advisors shall make a claim for exemption from U.S. withholding tax to the U.S. Internal Revenue Service on the basis that income of any Company is effectively connected with the conduct of a trade or business in the United States, nor shall any Sub-Advisor file a U.S. Internal Revenue Service Form W8-ECI (or any successor form) on behalf of any Company with any withholding agent.
(l)    Each Sub-Advisor shall promptly notify the Investment Manager upon its actual knowledge of the occurrence of any event which in the reasonable opinion of such Sub-Advisor would have a materially adverse impact on the ability of such Sub-Advisor to manage any Account sub-advised by such Sub-Advisor.
(m)    Each Sub-Advisor agrees to use reasonable best efforts to cause its portfolio managers to trade within the Investment Manager’s systems environment, including staging such trades prior to execution.
3.    Compensation; Expenses.
(a)    The Investment Manager agrees to pay the Sub-Advisors sub-advisory fees with respect to assets the Sub-Advisors manage hereunder (collectively, the “Asset Management Fees”) in accordance with Schedule 2 attached hereto (as amended from time to time). The Asset Management Fee described in Schedule 2 shall be allocated among the Sub-Advisors as such Sub-Advisors shall determine. The Investment Manager and the applicable Sub-Advisor may enter into an Addendum or other written arrangement to amend or agree to additional Asset Management Fees or fee rebates with respect to assets the Sub-Advisors manage hereunder.
(b)    Following the Effective Date, (i) the parties shall calculate the Asset Management Fees with respect to assets sub-advised under the Prior Agreement with respect to the period from January 1, 2019 to the Effective Date as if the amendment and restatement of the Prior Agreement by this Agreement occurred on January 1, 2019 and (ii) if the aggregate amount of such Asset Management Fees exceeds the aggregate amount of Management Fees (as defined in the Prior Agreement) that were paid under the Prior Agreement with respect to such period, the Investment Manager shall pay the amount of such excess to the Sub-Advisors (as applicable), and if the aggregate amount of Management Fees that Investment Manager paid under the Prior Agreement with respect to such period exceeds the aggregate amount of such calculated Asset Management Fees, the Sub-Advisors shall pay the amount of such excess to Investment Manager.
(c)    Each Sub-Advisor will be responsible for all fees and expenses incurred by it in performing its obligations under this Agreement except, for the avoidance of doubt, Account Trading and Investment Expenses, which shall be allocated to, and paid by, each respective Company on a pro rata basis out of the assets of the Account of such Company.
(d)    For purposes of this Agreement, “Account Trading and Investment Expenses” shall mean all brokerage fees, brokerage commissions and all other brokerage transaction costs, stock borrowing and lending fees, interest on cash balances, custodial fees, reasonable transaction legal expenses, regulatory fees or taxes payable in respect of the Account, professional expenses (including fees in connection with the use of proxy voting services) and any other fees and expenses related to the trading and investment activity of the Account as determined by the Sub-Advisors in good faith; provided that such fees and expenses are not duplicative of any services provided by the Investment Managers or agents, brokers, advisors or professionals engaged in any capacity by the Investment Manager.
(e)    Each Sub-Advisor, through its designee, shall (i) be responsible for providing the price of the assets that are purchased for the Accounts that it manages in accordance with such Sub-Advisor’s existing policies and procedures, and (ii) use commercially reasonable efforts to submit pricing information in respect of the assets in the Accounts three (3) business days (but in no event later than six (6) business days) following each month-end to the Investment Manager. Notwithstanding the foregoing, Asset Management Fees shall be determined using the valuations as may have been agreed between Investment Manager and applicable Company whose Accounts may be subject to this Agreement. The parties hereto agree to negotiate in good faith as to any objections raised as to the valuation of assets in the Accounts for purposes of determining the Asset Management Fees.

(f)    The Asset Management Fee will be billed and paid quarterly in arrears, based on the monthly fees calculated pursuant to Section 3(a) for each of the three calendar months during the relevant quarter, or in the case of any partial quarterly period, the last day of each calendar month during the relevant period and the last business day of such period. The Investment Manager will pay any Asset Management Fees payable hereunder within 30 calendar days following receipt by the Investment Manager of an invoice for such fee, detailing the calculation of such fee. The Investment Manager and the Sub-Advisors shall agree on the form and substance of such invoice before the first Asset Management Fee billing cycle. Upon termination of the Agreement, any outstanding Asset Management Fee shall become immediately due and payable by the Investment Manager.
4.    Custodian.
(a)    The assets of each Account shall be held by a trustee, custodian or securities intermediary that is a “qualified custodian” as defined in Rule 206(4)-2 under the Investment Advisers Act of 1940 duly appointed by each Company (the “Custodian”), and each Sub-Advisor is authorized to give instructions to the Custodian, in writing, with respect to all investment decisions regarding each Account managed by such Sub-Advisor. Nothing contained herein shall be deemed to authorize the Sub-Advisors to take or receive physical possession of any of the assets for the Account and no Sub-Advisor shall have custody or possession of any such assets, it being intended that sole responsibility for safekeeping thereof (in such investments as the Investment Manager or the Sub-Advisors may direct) and the consummation of all purchases, sales, deliveries and investments made pursuant to such Sub-Advisor’s direction shall rest upon the Custodian. The Custodian may be changed with respect to any Company’s Account from time to time upon the written instructions of such Company, subject to any required consents.
(b)    Except as expressly provided herein, a Sub-Advisor may not withdraw or substitute funds or other assets from any Account managed by it without the approval of the Custodian (which approval may be subject to the further approval of the applicable Company (as the case may be) and/or the Investment Manager).
(c)    Each Company shall instruct the Custodian to send the Investment Manager and the Sub-Advisors (or any of them as the case may be) duplicate copies of all Account statements given to such Company by the Custodian.
5.    Brokerage. The Sub-Advisors may designate the brokers or dealers through whom all purchases and sales on behalf of each Account will be made. To the extent permitted by applicable law, such brokers or dealers may include affiliates of the Sub-Advisors. The Sub-Advisors will determine the rate or rates, if any, to be paid for brokerage services provided to each Account. In selecting brokers or dealers to effect transactions on behalf of any Account, the Sub-Advisors, subject to their overall duty to obtain “best execution” of Account transactions, will have authority to and may consider the full range and quality of the ability of the brokers or dealers to execute transactions efficiently, their responsiveness to each Sub-Advisor’s instructions, their facilities, reliability and financial responsibility and the value of any research or other services or products they provide. None of the Sub-Advisors will be obligated to seek in advance competitive bidding for the most favorable commission rate applicable to any particular transaction for any Account or to select any broker-dealer on the basis of its purported posted commission rate. As long as the services or other products provided by a particular broker or dealer (whether directly or through a third party) qualify as “brokerage and research” services within the meaning of Section 28(e) of the Securities Exchange Act of 1934, as amended (and relevant Securities and Exchange Commission (“SEC”) interpretations of that section) and the Sub-Advisors (or any of them as the case may be) determine in good faith that the amount of commission charged by such broker or dealer is reasonable in relation to the value of such “brokerage and research services,” the Sub-Advisors (or any of them as the case may be) may utilize the services of that broker or dealer to execute transactions for each Account on an agency basis even if (i) such Account would incur higher transaction costs than it would have incurred had another broker or dealer been used and (ii) such Account does not necessarily benefit from the research or products provided by that broker or dealer.
6.    Limitation of Liability.
(a)    None of the Sub-Advisors guarantee the future performance of any Account or any specific level of performance, the success of any investment decision or strategy that any Sub-Advisor may use, or the success of any Sub-Advisor’s overall management of any Account. None of the Sub-Advisors provide any express or implied warranty as to the performance or profitability of the Account nor any part thereof nor that any specific investment objectives will be successfully met. Investment decisions made by any Sub-Advisor on behalf of any Account managed by such Sub-Advisor are subject to various market, currency, economic, political and business risks, and those investment decisions will not always be profitable. The Sub-Advisors shall be severally and not jointly liable for their respective obligations and liabilities under this Agreement.
(b)    To the maximum extent permitted by law, none of the Sub-Advisors, any affiliate of the Sub-Advisors or any member, partner, shareholder, principal, director, officer, employee or agent of the Sub-Advisors or any such affiliate (each, a “Sub-Advisor Party”) shall be liable for any loss, liability or damage (including attorney’s fees and other related expenses) (“Losses”) resulting from: (i) any act or failure to act by the Custodian, any administrator or any broker or dealer; or (ii) any act or omission by any Sub-Advisor or any permitted Sub-Advisor in connection with the performance of its services under this Agreement (including any Addendum hereto), except in cases of willful misconduct, gross negligence, bad faith or reckless disregard by any Sub-Advisor or any permitted Sub-Advisor of its obligations and duties under this Agreement (including any Addendum hereto). Except as expressly set forth above, none of the Sub-Advisors shall have liability for any Losses suffered and shall be fully indemnified by the Investment Manager for any Losses it may suffer, as the result of any actions it takes or does not take based on instructions or permissions received from any of the authorized persons of the Investment Manager reasonably believed by such Sub-Advisor to be genuine. Each Sub-Advisor may consult with legal counsel at its cost and expense (without limiting the reimbursement provisions set forth in this Agreement, including those set forth in Section 3(b)) concerning any question which may arise with reference to this Agreement or its duties hereunder, and the opinion of such counsel shall be full and complete protection with respect to, and none of the Sub-Advisors shall have liability for any Losses suffered as a result of, any action taken or suffered by any Sub-Advisor hereunder in good faith and in accordance with the opinion of such counsel. Under no circumstances shall any Sub-Advisor be liable for any special, incidental, exemplary, consequential, punitive, lost profits or indirect damages.
(c)    The federal and state securities laws may impose liabilities under certain circumstances on persons who act in good faith, and therefore nothing in this Agreement will waive or limit any rights that the Investment Manager or any Company may have under those laws.
7.    Termination.
(a)    The terms and provisions of this Agreement shall apply to all transactions from the date of this Agreement and this Agreement shall continue in effect until terminated by the Investment Manager on the one hand, or the Sub-Advisors on the other hand, without penalty, by the terminating party giving written notice to the other party in writing which will take effect 30 days after the date on which notice is received by the other party or such later date as such notice specifies (which shall not exceed 90 days from the date of such notice) or such earlier date as the other party may agree. In addition, this Agreement may be terminated by:
(i)    the Investment Manager with respect to any particular Sub-Advisor in the event of: (A) a material breach by such Sub-Advisor; (B) bankruptcy or insolvency by such Sub-Advisor; or (C) the inability of such Sub-Advisor for regulatory reasons to perform its services hereunder; and
(ii)    each Sub-Advisor in the event of: (A) a material breach by the Investment Manager; (B) bankruptcy or insolvency by the Investment Manager; or (C) the inability of the Investment Manager for regulatory reasons to perform its services hereunder.
(b)    Notwithstanding anything in this Agreement to the contrary, (a) the Investment Manager may suspend all trading in any Account upon 2 business days’ prior written notice to the Sub-Advisors (or any of them, as the case may be) for any or no reason and (b) this Agreement shall automatically terminate upon the termination of the last remaining Investment Management Agreement with respect to the applicable Account listed on Schedule 1.
(c)    Upon receipt of a termination notice from the Investment Manager, or delivery of a termination notice by any Sub-Advisor, such Sub-Advisor shall, at the reasonable request of the Investment Manager, continue to perform its functions under this Agreement or in respect of such terminated Account, and shall be entitled to receive the requisite portion of any fees due (including Asset Management Fees) until a successor has been appointed, provided that such Sub-Advisor shall not be required to perform its functions after ninety (90) days from the receipt of a termination notice.
(d)    Section 6 of this Agreement shall continue in full force and effect notwithstanding the termination hereof or the invalidation of any provision contained herein.
8.    Representations and Warranties.
(a)    Each Sub-Advisor, severally and not jointly, represents and warrants to the Investment Manager, as of the date hereof, as follows:
(i)    such Sub-Advisor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization;
(ii)    such Sub-Advisor is a registered investment adviser under the Investment Advisers Act of 1940, as amended or is relying on such a registered investment adviser (the “Advisers Act”), and in turn each such Sub-Advisor acknowledges that the Advisers Act provides for the following duty: (A) to act with utmost good faith; (B) to act with loyalty to clients; (C) to provide full and fair disclosure of all material facts; and (D) to employ reasonable care to avoid misleading clients;
(iii)    to its knowledge, there are no material suits, actions, claims or proceedings pending or threatened in any court or before or by any governmental, regulatory or administrative body, nor have there been any such material suits, actions, claims or proceedings, to which such Sub-Advisor is a party which might reasonably be expected to have a materially adverse effect on the ability of such Sub-Advisor to perform its duties hereunder;
(iv)    the Sub-Advisor has not been subject to any legal or regulatory action, proceeding, or claim involving fraud, misrepresentation or violation of any securities laws, rules or regulations;
(v)    in performing its duties and obligations under this Agreement, all acts and omissions taken by such Sub-Advisor in respect of any Account shall be in compliance in all material respects with all applicable laws, rules and regulations;

(vi)    such Sub-Advisor has all necessary governmental, regulatory and exchange approvals and licenses and has effected all filings and registrations with all necessary authorities required to conduct its business and to perform its obligations hereunder in all material respects;
(vii)    such Sub-Advisor has, and its employees or related parties are subject to, written procedures regarding compliance with all relevant rules and regulations as required by and in conformity with applicable law, and such Sub-Advisor has procedures in place which comply with all relevant anti-money laundering and privacy principles applicable to it pursuant to applicable law;
(viii)    such Sub-Advisor has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder;
(ix)    this Agreement constitutes a binding obligation of such Sub-Advisor, enforceable against such Sub-Advisor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law; and
(x)    the execution, delivery and performance of this Agreement by such Sub-Advisor do not violate (A) any law, rule or regulation applicable to such Sub-Advisor, (B) any provision of the articles of incorporation or by-laws of such Sub-Advisor, or (C) any agreement or instrument to which such Sub-Advisor is a party except, in each case, for such violations as would not have a materially adverse effect on the ability of such Sub-Advisor to perform its obligations under this Agreement.
(b)    Except as otherwise provided in an Addendum, if any, with respect to a particular Company, the Investment Manager represents and warrants to each Sub-Advisor as follows:
(i)    the Investment Manager is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization;
(ii)    the Investment Manager has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder;
(iii)    this Agreement constitutes a binding obligation of the Investment Manager, enforceable against the Investment Manager in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law;
(iv)    the execution, delivery and performance of this Agreement by the Investment Manager do not violate (A) any law, rule or regulation applicable to the Investment Manager, (B) any provision of the articles of incorporation or by-laws of the Investment Manager, or (C) any agreement or instrument to which the Investment Manager is a party, except for such violations as would not have a materially adverse effect, directly or indirectly, on the ability of the Investment Manager to perform its duties under this Agreement;
(v)    no consent of any person, and no license, permit, approval or authorization of, exemption by, report to, or registration, filing or declaration with, any governmental authority is required by the Investment Manager in connection with the execution, delivery and performance of this Agreement other than those already obtained;
(vi)    each Company is a “qualified institutional buyer” (“QIB”) as defined in Rule 144A under the Securities Act of 1933, as amended, and the Investment Manager will promptly notify the Sub-Advisors if such Company ceases to be a QIB; and
(vii)    none of the assets contained in any Account are or will be “plan assets” of an employee benefit plan subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”).

9.    Notices. All notices, requests, demands and other communications hereunder must be in writing and shall be deemed to have been duly given if delivered by hand, facsimile, e-mail, or mailed by first class, registered mail, return receipt requested, postage and registry fees prepaid and addressed as follows:
(a)If to any Sub-Advisor:
Apollo Capital Management, L.P.
9 W 57th Street
New York, NY 10036
Attention: Joseph Glatt
Email: jglatt@apollolp.com
(b)If to the Investment Manager:
Athene Asset Management LLC
2121 Rosecrans Avenue, Suite 5300
El Segundo, CA  90245
Attention: Legal Department
Telephone: (310) 698-4431
Facsimile: (310) 698-4492
Email: legal@athenelp.com
Addresses may be changed by notice in writing signed by the addressee.
10.    No Assignment. This Agreement may not be assigned by any party to this Agreement without the prior written consent of the other parties hereto; provided, that, upon five (5) days’ prior written notice to the Investment Manager, any Sub-Advisor may assign this Agreement to its affiliates without the prior written consent of the Investment Manager or any Company, provided that such assignment does not result in a change of actual control or management of such Sub-Advisor, which shall be determined with reference to Section 202(a)(1) of the Advisers Act and Rule 202(a)(1)-1 and other guidance issued by the SEC thereunder. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding on the parties hereto and their successors and permitted assigns, in each case provided that such successor or assignee agrees to be bound by the terms and conditions of this Agreement.
11.    Governing Law. To the extent consistent with any mandatorily applicable federal law, this Agreement shall be governed by the laws of the State of New York without giving effect to any principles of conflicts of law thereof that would permit or require the application of the law of another jurisdiction and are not mandatorily applicable by law.
12.    Arbitration. Any controversy arising out of or in connection with this Agreement shall be settled by arbitration in New York City in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect, and any award rendered thereon shall be enforceable in any court of competent jurisdiction. Without giving effect to Section 11, any such arbitration and this Section 12 shall be governed by Title 9 of the U.S. Code (Arbitration).
13.    Waiver of Jury Trial. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. Each party hereby (i) certifies that no representative, agent or attorney of the other has represented, expressly or otherwise, that the other would not, in the event of a proceeding, seek to enforce the forgoing waiver and (ii) acknowledge that it has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this paragraph.
14.    Right to Audit. The Investment Manager and its representatives shall have the right, at its own expense, to conduct an audit of the relevant books, records and accounts of each Sub-Advisor related to the Accounts (or any particular Account) managed by such Sub-Advisor during normal business hours upon giving reasonable notice of their intent to conduct such an audit. In the event of such audit, each Sub-Advisor shall comply with the reasonable requests of the Investment Manager and/or any Company and their respective representatives and provide access to all books, records and accounts necessary to the audit and the Investment Manager shall reimburse each Sub-Advisor for its costs and expenses in connection with such audit.
15.    Books and Records. Each Sub-Advisor shall keep and maintain proper books and records wherein shall be recorded the business transacted by it on behalf of, in the name of, or on account of each Company in respect of such Company’s Account. Each Sub-Advisor shall maintain voting records for each Account managed by such Sub-Advisor for a minimum period of five (5) years or for such longer time as may be required by applicable law and shall make such voting records available to the Investment Manager as the Investment Manager may reasonably request from time to time.

16.    Reports. In addition to any notice requirements otherwise described herein, each Sub-Advisor shall, subject to any confidentiality obligations, legal, regulatory or other disclosure restrictions, provide the Investment Manager with (i) reports containing the information set forth on Schedule 3 and/or in any Mandate; (ii) all other information reasonably requested by the Investment Manager that is required to meet the Investment Manger’s or its client’s compliance, financial reporting, operational, accounting, audit, regulatory and other obligations, to the extent the Sub-Advisor actually possesses or has control over such information. Schedule 3 may otherwise be amended, supplemented or modified from time to time as agreed to in writing solely by the Investment Manager and the Sub-Advisors (as applicable) without a formal amendment or Addendum to the Agreement.
17.    Force Majeure. No party to this Agreement shall be liable for damages resulting from delayed or defective performance when such delays arise out of causes beyond the control and without the fault or gross negligence of the offending party. Such causes may include, but are not restricted to, acts of God or of the public enemy, terrorism, acts of the state in its sovereign capacity, fires, floods, earthquakes, power failure, disabling strikes, epidemics, quarantine restrictions and freight embargoes.
18.    Non-Exclusive Dealings with and by Sub-Advisor Parties; Conflicts of Interest.
(a)    Although nothing herein shall require any Sub-Advisor to devote its full time or any material portion of its time to the performance of its duties and obligations under this Agreement, each Sub-Advisor shall furnish continuous investment advisory services for the Accounts and, in that connection, devote to such services such of its time and activity (and the time and activity of its employees) during normal business days and hours as it shall reasonably determine to be necessary for each Account to achieve its investment objective(s); provided, however, that nothing contained in this Section 17(a) shall preclude the Sub-Advisor Parties from acting, consistent with the foregoing, either individually or as a member, partner, shareholder, principal, director, trustee, officer, official, employee or agent of any entity, in connection with any type of enterprise (whether or not for profit), regardless of whether any Company, Account or any Sub-Advisor Party has dealings with or invests in such enterprise.
(b)    The Investment Manager understands that each Sub-Advisor will continue to furnish investment management and advisory services to others, and that each Sub-Advisor shall be at all times free, in its discretion, to make recommendations to others which may be the same as, or may be different from or inconsistent with, those made to each Account. The Investment Manager further understands that the Sub-Advisor Parties may or may not have an interest in the securities whose purchase and sale any Sub-Advisor may recommend. Actions with respect to securities of the same kind may be the same as or different from or inconsistent with the action which the Sub-Advisor Parties or other investors may take with respect thereto. Furthermore, the Investment Manager understands and agrees that each Sub-Advisor Party shall have the right to engage, directly or indirectly, in the same or similar business activities or lines of business as any Sub-Advisor and any other Sub-Advisor Party and no knowledge or expertise of any Sub-Advisor Parties or any opportunities available to such Sub-Advisor Parties shall be imputed to any Sub-Advisor or any other Sub-Advisor Parties.
(c)    The Investment Manager agrees that each Sub-Advisor may refrain from rendering any advice or services concerning securities of companies of which any of the Sub-Advisor Parties are directors or officers, or companies as to which the Sub-Advisor Parties have any substantial economic interest or possesses material non-public information, unless such Sub-Advisor either determines in good faith that it may appropriately do so without disclosing such conflict to the Investment Manager and any applicable Company or discloses such conflict to the Investment Manager and such Company prior to rendering such advice or services with respect to any Account.
(d)    From time to time, when determined by any Sub-Advisor to be in the best interest of any Company and with the prior approval of the Investment Manager, the Account in respect of such Company may purchase securities from or sell securities to another account (including, without limitation, public or private collective investment vehicles) managed, maintained or trusteed by such Sub-Advisor or an affiliate at prevailing market levels in accordance with applicable law and utilizing such pricing methodology determined to be fair and equitable to such Company in such Sub-Advisor’s reasonable judgment.
(e)    Notwithstanding anything else in this Agreement to the contrary, none of the Sub-Advisors shall be under any obligation to effect trades or satisfy any other obligation required of it herein if such Sub-Advisor determines that such transactions might be adverse to the interests of clients managed by such Sub-Advisor or its affiliates. Each Sub-Advisor shall be entitled to consider its fiduciary duties to all clients that hold parallel positions in the securities to be sold or distributed, if any. In the event that, in accordance with this provision, a Sub-Advisor declines to follow the instructions of the Investment Manager, the Sub-Advisor will notify the Investment Manager of such conflict and its decision with respect thereto. For the avoidance of doubt, if the Sub-Advisor determines not to follow the direction of the Investment Manager, nothing herein shall prevent the Investment Manager from immediately making a full or partial withdrawal from the applicable Account(s) and proceeding with the relevant course of action on its own.
(f)    This Section 17 is further subject to the disclosures relating to the Sub-Advisors and their affiliates described therein the ACM’s Form ADV Part 2A and Part 2B as required by Rule 204-3(b) of the Advisers Act.
19.    Aggregation and Allocation of Orders.
(a)    The Investment Manager acknowledges that circumstances may arise under which a Sub-Advisor determines that, while it would be both desirable and suitable that a particular security or other investment be purchased or sold for the account of more than one of such Sub-Advisor’s clients’ accounts, there is a limited supply or demand for the security or other investment. Under such circumstances, the Investment Manager acknowledges that, while such Sub-Advisor will seek to allocate the opportunity to purchase or sell that security or other investment among those accounts on an equitable basis, such Sub-Advisor shall not be required to assure equality of treatment among all of its clients (including that the opportunity to purchase or sell that security or other investment will be proportionally allocated among those clients according to any particular or predetermined standards or criteria). Where, because of prevailing market conditions, it is not possible to obtain the same price or time of execution for all of the securities or other investments purchased or sold for each Account (or for the other accounts advised or sub-advised by such Sub-Advisor), such Sub-Advisor may average the various prices and charge or credit any Account with the average price.
(b)    It is each Sub-Advisor's general policy to allocate investment opportunities among investment funds and client accounts on a basis that such Sub-Advisor and its affiliates determine in good faith to be appropriate, taking into consideration such factors as each client’s and investment fund's primary mandates, the relative amounts of capital available for investment (after taking into account applicable reserves and available financing), any restrictions on investment or other legal, regulatory, tax, reporting or confidentiality considerations, the sourcing of the transaction, the size, liquidity and duration of the transaction, capital structure, client exposure to the type of transaction, the amount of potential follow-on investing strategy of the client or investment fund, reasons of portfolio balance and other factors deemed applicable by such Sub-Advisor and its affiliates in good faith.
20.    Sub-Advisors Independent. For all purposes of this Agreement, each Sub-Advisor shall be deemed to be an independent contractor and shall have no authority to act for, bind or represent the Investment Manager, any Company or any Company’s shareholders in any way, except as expressly provided herein or in any Addendum, and shall not otherwise be deemed to be an agent of any Company. Nothing contained herein shall create or constitute any Sub-Advisor, the Investment Manager and/or any Company as a member of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, nor shall anything contained herein be deemed to confer on any of them any express, implied, or apparent authority to incur any obligation or liability on behalf of any other person, except as expressly provided herein. Each Sub-Advisor shall be severally liable for its own obligations and the Investment Manager shall have no recourse to any Sub-Advisory for the actions or omissions of any other Sub-Advisor.
21.    Entire Agreement. Except for those documents, agreements or Addendums referred to herein, including for the avoidance of doubt the Mandates and any agreements regarding Asset Management Fees (including, without limitation Special Asset Fees (as defined on Schedule 2)), this Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes from and after the Effective Date all other prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement. There are no understandings between the parties with respect to the subject matter of this Agreement other than as expressed herein.
22.    Severability. To the extent this Agreement may be in conflict with any applicable law or regulation, this Agreement shall be construed to the greatest extent practicable in a manner consistent with such law or regulation. The invalidity or illegality of any provision of this Agreement shall not be deemed to affect the validity or legality of any other provision of this Agreement.
23.    Counterparts; Amendment. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Except as set forth herein or in any Addendum, this Agreement may not be modified or amended, except by an instrument in writing signed by the party to be bound or as may otherwise be provided for herein.
24.    Addendums. In the event that the Investment Manager and the Sub-Advisors (or any of them as the case may be) execute an Addendum to this Agreement, such Addendum shall be deemed to be attached to and become a part of this Agreement and the terms of this Agreement shall be amended, supplemented or modified by the terms of such Addendum as applicable. In the event of conflict between this Agreement and any Addendum, the terms and conditions contained in such Addendum shall control. Upon the execution by the Investment Manager and the Sub-Advisors (or any of them, as the case may be) of any Addendum, this “Agreement” shall be deemed to include the terms set forth in any such Addendum.
25.    No Recourse to Companies. Each Sub-Advisor acknowledges and agrees that such Sub-Advisor shall not have any recourse against any Company for any claims, losses, damages, liabilities, indemnities or other obligations whatsoever in connection with this Agreement or any transaction contemplated hereunder.
26.    Third-Party Beneficiary. Notwithstanding any provision herein to the contrary, each Sub-Advisor and the Investment Manager acknowledge and agree that each Company is an intended third-party beneficiary of each term and provision hereof and each term and provision of this Sub-Advisory Agreement may be enforced by the Company.
* * * * *

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date and year first above written.

ATHENE ASSET MANAGEMENT LLC

/s/ James R. Belardi_________________
Name: James R. Belardi
Title: Chief Executive Officer
APOLLO CAPITAL MANAGEMENT, L.P.

By: Apollo Capital Management, GP, LLC,
its General Partner

/s/ Joseph D. Glatt___________________
Name: Joseph D. Glatt
Title: Vice President
APOLLO GLOBAL REAL ESTATE MANAGEMENT, L.P.

By: Apollo Global Real Estate Management, GP, LLC,
its General Partner

/s/ Joseph D. Glatt___________________
Name: Joseph D. Glatt
Title: Vice President
ARM MANAGER LLC

/s/ Joseph D. Glatt___________________
Name: Joseph D. Glatt
Title: Vice President
APOLLO LONGEVITY, LLC

By: Apollo Capital Management, L.P.,
its sole member

By: Apollo Capital Management, GP, LLC,
its General Partner

/s/ Joseph D. Glatt___________________
Name: Joseph D. Glatt
Title: Vice President
APOLLO EMERGING MARKETS, LLC

By: Apollo Capital Management, L.P.,
its sole member

By: Apollo Capital Management, GP, LLC,
its General Partner

/s/ Joseph D. Glatt___________________
Name: Joseph D. Glatt
Title: Vice President

SCHEDULE 1
Schedule of Accounts

Company	Investment Management Agreement	Sub-Advisor
ATHENE ANNUITY & LIFE ASSURANCE COMPANY OF NEW YORK (F/K/A PRESIDENTIAL LIFE INSURANCE COMPANY), a life insurance company domiciled in the State of New York (“AANY”)	Investment Management Agreement dated as of December 28, 2012, by and between AANY and the Investment Manager	All Sub-Advisors
ATHENE LIFE INSURANCE COMPANY OF NEW YORK (F/K/A AVIVA LIFE AND ANNUITY COMPANY OF NEW YORK), a life insurance company domiciled in the State of New York (“ALICNY”)	Investment Management Agreement dated as of October 2, 2013, by and between ALICNY and the Investment Manager	All Sub-Advisors

Schedule 1

SCHEDULE 2
Asset Management Fees

I.	The “Asset Management Fee” means, with respect to any asset in an Account as of any date of determination:

(a)	if such asset constitutes a Core Asset as of such date of determination, 0.065% of the market value of such asset as of such date of determination;

(b)	if such asset constitutes a Core Plus Asset as of such date of determination, 0.13% of the market value of such asset as of such date of determination;

(c)	if such asset constitutes a Yield Asset as of such date of determination, 0.375% of the market value of such asset as of such date of determination; and

(d)	if such asset constitutes a High Alpha Asset as of such date of determination, 0.70% of the market value of such asset as of such date of determination; and

(e)
if such asset constitutes a Special Asset as of such date of determination, the applicable asset management fees as may be mutually agreed to in writing from time to time between the Investment Manager and the applicable Sub-Advisor with respect to such Special Asset;

(f)	if such asset constitutes a Non-Fee Asset, zero.
For purposes of this Schedule 2, the determination of whether an asset constitutes a Core Asset, Core Plus Asset, Yield Asset or High Alpha Asset, and the determination of the market value of an asset, shall be made as of the end of the day of the applicable date of determination.

II.
The Investment Manager (or its designee) shall provide valuations of assets managed hereunder for purposes of determining fees hereunder. The parties agree to negotiate in good faith as to any disputes regarding classification or valuation of the assets in the Accounts for purposes of determining fees accruing hereunder or in connection with any Account or, if applicable, including with respect to any determination of whether or not an asset constitutes a Non-Fee Asset, a Special Asset, a Core Asset, a Core Plus Asset, a High Alpha Asset or a Yield Asset (which negotiation shall take into account the yield, duration and risk profile of such asset). Additionally, in the event that an asset in an Account is classified as of an applicable date of determination within a category that was not contemplated by this Agreement as of the Effective Date, the parties shall negotiate in good faith to determine whether such asset should constitute a Non-Fee Asset, a Core Asset, a Core Plus Asset, a High Alpha Asset or a Yield Asset.

III.	For purposes of this Schedule 2:

(a)
“Core Asset” means any asset classified as of the applicable date of determination (i) as an investment grade corporate (public), (ii) as a municipal security, (iii) as an agency residential or commercial mortgage-backed security, (iv) as an obligation of any governmental agency or government sponsored entity that is not expressly backed by the U.S. government or (v) with respect to which Investment Manager and Sub-Advisor have mutually agreed following the Effective Date to constitute as a core asset category or a core asset.

(b)
“Core Plus Asset” means any asset classified as of the applicable date of determination (i) as an investment grade corporate (private), (ii) as a fixed rate first lien commercial mortgage loan (CML), (iii) as an obligation issued or assumed by a financial institution (such an institution, a “Financial Issuer”) and determined by Investment Manager to be “Tier 2 Capital” under the Basel III recommendations developed by the Basel Committee on Banking Supervision (or any successor to such recommendations) or (iv) with respect to which Investment Manager and Sub-Advisor have mutually agreed following the Effective Date to constitute as a core plus asset category or a core plus asset.

(c)
“High Alpha Asset” means any asset classified as of the applicable date of determination (i) as a subordinated commercial mortgage loan, (ii) as a sub-investment grade collateralized loan obligation, (iii) as unrated preferred equity, (iv) as a debt obligation originated by MidCap, (v) as a commercial mortgage loan for redevelopment or construction or secured by non-traditional real estate, (vi) as sub-investment grade infrastructure debt, (vii) as a loan originated directly by Apollo (other than MidCap) and made to a borrower by an Apollo client that was made either directly, sourced privately from a financial sponsor, by debtors seeking a direct loan or financed bilaterally, (viii) as an agency mortgage derivative or (ix) with respect to which Investment Manager and Sub-Advisor have mutually agreed following the Effective Date to constitute as a high alpha asset category or a high alpha asset.

(d)
“Non-Fee Asset” means any asset classified as of the applicable date of determination as (a) cash or a cash equivalent, (ii) a U.S. treasury security, (iii) an alternative asset; (iv) non-preferred equity; or (v) with respect to which Investment Manager and Sub-Advisor have mutually agreed following the Effective Date to constitute a non-fee asset category or non-fee asset.

Schedule 2

(e)	A “Special Asset” means an asset that Investment Manager and Sub-Advisor mutually agree in writing from time to time constitutes a Special Asset.

(f)
A “Yield Asset” means any asset classified as of the applicable date of determination (i) as a non-agency residential mortgage-backed security, (ii) as an investment grade collateralized loan obligation, (iii) as an asset-backed security (both insurance-linked securities and non-insurance-linked securities) that is not a residential mortgage-backed security or a commercial mortgage-backed security or a collateralized loan obligation, (iv) as an commercial mortgage-backed security, (v) as an emerging market investment, (vi) as a sub-investment grade corporate (private and public), (vii) as a subordinated debt obligation, hybrid security or surplus note issued or assumed by a Financial Issuer, (viii) as rated preferred equity, (ix) as a residential mortgage loan, (x) as a bank loan, (xi) as investment grade infrastructure debt, (xii) as a floating rate commercial mortgage loan on slightly transitional or stabilized traditional real estate or (xiii) with respect to which Investment Manager and Sub-Advisor have mutually agreed following the Effective Date to constitute as a yield asset category or a yield asset.

For the avoidance of doubt, an asset shall constitute only one of a Core Asset, a Core Plus Asset, a High Alpha Asset or a Yield Asset as of any date of determination. If an asset can be described as two or more of a Core Asset, a Core Plus Asset, a High Alpha Asset or a Yield Asset, such asset shall be deemed to fall solely within the categories most specific to such asset.

Schedule 2

SCHEDULE 3
Exception Report & Transfer Procedures

Within 25 days of the end of each calendar month, each Sub Advisor shall provide the Investment Manager with an exception report (“Exception Report”) detailing specific securities owned in the portfolio with relevant characteristics (e.g. paramount, ratings, etc.) that had their Index status affected during the month by upgrade (departing the Index). With respect to High Yield Assets, the Exception Report shall apply only to those securities being held in the applicable account that had their Index status affected by the ratings upgrade. Upgrades highlighted on the Exception Report, (securities moving from the Sub-Advisor’s Index to investment grade public credit) shall be transferred to the applicable investment grade public credit Sub-Advisor on the 1st business day of the month following the upgrade.
Monthly Client Reporting
Within 10 business days following each calendar month-end, each Sub-Advisor shall provide a report to the Investment Manager with the following information:

(i)	Relative to Benchmark:

(a)	Total Return - 1M, 3M, YTD, LTM, 3YR, 5YR and Since Inception performance

(b)	Yield to Worst

(c)	Yield to Maturity

(d)	Duration

(e)	OAS

(f)	Weighted average rating

(g)	Industry Analysis with Exposure by Industries

(h)	Credit Quality Analysis

(i)	Asset Class Analysis

(j)	Top Ten Issuer Overweight - (measured on a market value basis)

(k)	Top Ten Issuer Underweight - (measured on a market value basis)

(ii)	Unique to Sub-Advisor Strategy:

(a)	Total Market Value - current, last quarter end, most recent year end

(b)	Performance Attribution - main drivers of performance (ex: security selection, duration, etc.)

(c)	Turnover - current and historical

(d)	Total Holdings

(e)	Out of Index Holdings

(f)	Purchases - include yield, rating, total dollar amount

(g)	Sales - include yield, rating, total dollar amount

Quarterly Presentation

In addition to above reporting requirements, each Sub-Advisor shall provide on a quarterly basis (generally via telephone or video) a review of economic and market commentary, strategy, performance and attribution with respect to such Sub-Advisor’s asset class. To the extent that the Investment Manager requests that the Sub-Adviser provide such reporting updates in person, the Investment Manager shall be responsible for the Sub-Adviser’s reasonable out-of-pocket travel expenses related thereto.

Compliance Reporting

Within 15 days of the end of each month, Sub-Advisors shall provide a compliance report showing compliance with this Agreement and the Mandates, and to the extent of any express limitations or concentration limits, showing compliance with each of such limitations.

Additional Reporting.

Subadvisors shall provide such additional reporting as may be reasonably required by the Investment Manager from time to time.

Schedule 3

EXHIBIT A
Form of MASTER Sub-Advisory Agreement Addendum

This Master Sub-Advisory Agreement Addendum is made this [] day of [], 201[] (this “Addendum”), by and among Athene Asset Management LLC, a Delaware limited liability company (the “Investment Manager”), Apollo Capital Management, L.P., a Delaware limited partnership (“ACM”), Apollo Global Real Estate Management, L.P., a Delaware limited partnership (“AGREM”), ARM Manager LLC, a Delaware limited liability company (“ARM”), Apollo Longevity, LLC, a Delaware limited liability company (“ALL”) and Apollo Emerging Markets, LLC, a Delaware limited liability company (“AEM”, and, together with ACM, AGREM, ARM and ALL, the “Sub-Advisors”) pursuant to that certain Third Amended and Restated Master Sub-Advisory Agreement, dated as of [] (as amended, supplemented or modified from time to time, the “Master Sub-Advisory Agreement”), by and among the Investment Manager and the Sub-Advisors. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Master Sub-Advisory Agreement.
WHEREAS, the Investment Manager and the Sub-Advisors entered into the Master Sub-Advisory Agreement pursuant to which the Investment Manager retained the Sub-Advisors to manage an investment portfolio of one or more Accounts;
WHEREAS, the Investment Manager serves as investment manager to one or more accounts as may be designated by [Company Name], a [life] insurance company domiciled in [State or other jurisdiction] (“[Company Name]”), as subject to the Investment Manager’s management, pursuant to an Investment Management Agreement dated as of [date], with authority to delegate any of its rights and obligations thereunder to one or more sub-advisors;
WHEREAS, the Investment Manager desires to retain each Sub-Advisor, upon the terms and conditions set forth in this Addendum and in accordance with the Master Sub-Advisory Agreement, to provide advice with respect to the Accounts of [Company Name] accounts (the “[Company Name] Accounts”, which, for the avoidance of doubt, shall be deemed to be an “Account” as such term is defined in the Master Sub-Advisory Agreement), and each Sub-Advisor desires to so act;
WHEREAS, this [Company Name] Addendum shall be attached to and become a part of the Master Sub-Advisory Agreement.
NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
1.    Appointment of Sub-Advisors; Delegation of Obligations of Investment Manager to Sub-Advisors. On the terms and subject to the conditions set forth herein and in the Master Sub-Advisory Agreement, the Investment Manager hereby appoints each Sub-Advisor as a sub-investment advisor of the [Company Name] Account with authority with respect to the investment and reinvestment of the funds and assets of the [Company Name] Account, and each Sub-Advisor accepts such appointment.
2.    [Additional Terms]. [Insert additional terms and conditions which modify the Master Sub-Advisory Agreement.]
3.    Termination. The terms and provisions of this [Company Name] Addendum shall apply to all transactions with respect to the [Company Name] Account from the date of this [Company Name] Addendum and this [Company Name] Addendum shall continue in effect until terminated by the Investment Manager on the one hand, or the Sub-Advisors collectively on the other hand, without penalty, by the terminating party giving notice to the other party in accordance with the termination provisions contained in Section 7 of the Master Sub-Advisory Agreement.
4.    No Assignment. This [Company Name] Addendum may only be assigned in accordance with the assignment restrictions contained in Section 10 of the Master Sub-Advisory Agreement, which section shall apply equally to this [Company Name] Addendum.
5.    Addendum to Master Sub-Advisory Agreement. This [Company Name] Addendum constitutes an Addendum to the Master Sub-Advisory Agreement (as such term is defined in Section 1 of the Master Sub-Advisory Agreement). This [Company Name] Addendum shall be deemed to be attached to and become a part of the Master Sub-Advisory Agreement and the terms of the Master Sub-Advisory Agreement shall be amended, supplemented or modified by the terms of this [Company Name] Addendum as applicable. Any reference to “this Agreement” in the Master Sub-Advisory Agreement shall be deemed to include the terms set forth in this [Company Name] Addendum.
* * * * *

Exhibit A

IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed by their respective duly authorized officers as of the date and year first above written.
ATHENE ASSET MANAGEMENT LLC

_________________________________
Name: James R. Belardi
Title: Chief Executive Officer
APOLLO CAPITAL MANAGEMENT, L.P.

By: Apollo Capital Management, GP, LLC,
its General Partner

_________________________________
Name:
Title:
APOLLO GLOBAL REAL ESTATE MANAGEMENT, L.P.

By: Apollo Global Real Estate Management, GP, LLC,
its General Partner

_________________________________
Name:
Title:
ARM MANAGER LLC

_________________________________
Name:
Title:
APOLLO LONGEVITY, LLC

By: Apollo Capital Management, L.P.,
its sole member

By: Apollo Capital Management, GP, LLC,
its General Partner

_________________________________
Name:
Title:
APOLLO EMERGING MARKETS, LLC

By: Apollo Capital Management, L.P.,
its sole member

By: Apollo Capital Management, GP, LLC,
its General Partner

_________________________________
Name:
Title:

Exhibit A